Incorporated Under the Laws of Delaware


Number                                                            Shares

                   SEE TRANSFER RESTRICTIONS ON REVERSE SIDE

                          ORION NETWORK SYSTEMS, INC.

         SERIES A 8% CUMULATIVE REDEEMABLE CONVERTIBLE PREFERRED SHARES

  Authorized to Issue 40,000,000 Common Shares and 1,000,000 Preferred Shares (Including 15,000 Series A 8% Cumulative Redeemable Convertible Preferred Shares
                           -Par Value $.01 per share)



THIS CERTIFIES THAT              ** Specimen**                            is the
                     -----------------------------------------------------
registered holder of             ** Specimen**                            Shares
                     -----------------------------------------------------
of the capital stock of the aboved named corporation, fully paid and non-assesable, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

        this                day                    of                 A.D. 19
             --------------                           ---------------        --


---------------------------------                   ----------------------------
        Secretary                                            President

     The Company will furnish without charge to each holder of Preferred Stock represented by this certificate, upon request of such stockholder, the powers, designations, preferences and relative, participating optional, or other special rights of the class of stock represented hereby and the qualificaations, limitations or restrictions of such preferences and/or rights.

     The securities represented by this certificate were originally issued on June 17, 1994, and have not been registered under the Securities Act of 1933, as amended, and may not be transferred or sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, and applicable state Securities laws or an available exemption from such registration. The transfer of the securities represented by this certificate is subject to the conditions and restrictions specified in the Purchase Agreement, dated as of June 17, 1994 between the issuer (the "Company") and certain conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge.

     The securities represented by this certificate are subject to certain voting agreements and restrictions on transfer contained in a Stockholder Agreement dated as of June 17, 1994, among the Company and certain of the Company's stockholders. A copy of such Stockholders Agreement will furnished without charge to the holder hereof upon written request.







     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM     as tenants in common           UNIF GIFT MIN ACT -...Custodian...
TEN ENT     as tenants by entireties                        (Cust)      (Minor)
JT TEN      as joint tenants with right of         under Uniform Gifts to Minors
            survivorship and not as tenants            Act......................
            in common                                           (State)

     Additional abbreviations may also be used though no in the above list.


     For the value received, _____________________ hereby sell, assign and transfer unto ________________________________________________________________
________________________________________________________________________  Shares
represented by the within Certificate, and do hereby irrevocable constitute and appoint ________________________________________________________ Attorney to
transfer the said Shares on the books of the within named Corporation with full power and substitution in the premises.

Dated ___________________________ 19__

In the presence of            __________________________________________________

____________________________________________

                    Incorporated Under the Laws of Delaware


Number                                                            Shares

                   SEE TRANSFER RESTRICTIONS ON REVERSE SIDE

                          ORION NETWORK SYSTEMS, INC.

         SERIES B 8% CUMULATIVE REDEEMABLE CONVERTIBLE PREFERRED SHARES

  Authorized to Issue 40,000,000 Common Shares and 1,000,000 Preferred Shares (Including 5,000 Series B 8% Cumulative Redeemable Convertible Preferred Shares
                           -Par Value $.01 per share)



THIS CERTIFIES THAT              ** Specimen**                            is the
                     -----------------------------------------------------
registered holder of             ** Specimen**                            Shares
                     -----------------------------------------------------
of the capital stock of the aboved named corporation, fully paid and non-assesable, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

        this                day                    of                 A.D. 19
             --------------                           ---------------        --


---------------------------------                   ----------------------------
        Secretary                                            President

     The Company will furnish without charge to each holder of Preferred Stock represented by this certificate, upon request of such stockholder, the powers, designations, preferences and relative, participating optional, or other special rights of the class of stock represented hereby and the qualificaations, limitations or restrictions of such preferences and/or rights.

     The securities represented by this certificate were originally issued on June 19, 1995, and have not been registered under the Securities Act of 1933, as amended, and may not be transferred or sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, and applicable state Securities laws or an available exemption from such registration. The transfer of the securities represented by this certificate is subject to the conditions and restrictions specified in the Purchase Agreement, dated as of June 16, 1995 between the issuer (the "Company") and certain conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge.

     The securities represented by this certificate are subject to certain voting agreements and restrictions on transfer contained in a Stockholder Agreement dated as of June 17, 1994, among the Company and certain of the Company's stockholders. A copy of such Stockholders Agreement will furnished without charge to the holder hereof upon written request.







     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM     as tenants in common           UNIF GIFT MIN ACT -...Custodian...
TEN ENT     as tenants by entireties                        (Cust)      (Minor)
JT TEN      as joint tenants with right of         under Uniform Gifts to Minors
            survivorship and not as tenants            Act......................
            in common                                           (State)

     Additional abbreviations may also be used though no in the above list.


     For the value received, _____________________ hereby sell, assign and transfer unto ________________________________________________________________
________________________________________________________________________  Shares
represented by the within Certificate, and do hereby irrevocable constitute and appoint ________________________________________________________ Attorney to
transfer the said Shares on the books of the within named Corporation with full power and substitution in the premises.

Dated ___________________________ 19__

In the presence of            __________________________________________________

____________________________________________

                    Incorporated Under the Laws of Delaware


Number                                                            Shares

                   SEE TRANSFER RESTRICTIONS ON REVERSE SIDE

                          ORION NETWORK SYSTEMS, INC.

         SERIES C 6% CUMULATIVE REDEEMABLE CONVERTIBLE PREFERRED SHARES

  Authorized to Issue 40,000,000 Common Shares and 1,000,000 Preferred Shares
   (Including 125,000 Series C 6% Cumulative Redeemable Convertible Preferred
                        Shares-Par Value $.01 per share)



THIS CERTIFIES THAT              ** Specimen**                            is the
                     -----------------------------------------------------
registered holder of             ** Specimen**                            Shares
                     -----------------------------------------------------
of the capital stock of the aboved named corporation, fully paid and non-assesable, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

        this                day                    of                 A.D. 19
             --------------                           ---------------        --


---------------------------------                   ----------------------------
        Secretary                                            President

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, UPON REQUEST OF SUCH STOCKHOLDER, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING OPTIONAL, OR OTHER SPECIAL RIGHTS OF THE CLASS OF STOCK REPRESENTED HEREBY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF ANY EXEMPTION FROM REGISTRATION UNDER THE ACT AND REGULATIONS PROMULGATED THEREUNDER AND APPLICABLE STATE SECURITIES LAWS.


     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS CONTAINED IN A TRANSFER RESTRICTION AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF PREFERRED STOCK REPRESENTED BY THIS
CERTIFICATE. SUCH TRANSFER RESTRICTIONS MAY REQUIRE ANY SUBSEQUENT HOLDER OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE TO EXECUTE AND DELIVER TO THE COMPANY A SIMILAR TRANSFER RESTRICTION AGREEMENT. A COPY OF SUCH TRANSFER RESTRICTION AGREEMENT WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST.



     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM     as tenants in common           UNIF GIFT MIN ACT -...Custodian...
TEN ENT     as tenants by entireties                        (Cust)      (Minor)
JT TEN      as joint tenants with right of         under Uniform Gifts to Minors
            survivorship and not as tenants            Act......................
            in common                                           (State)

     Additional abbreviations may also be used though no in the above list.


     For the value received, _____________________ hereby sell, assign and transfer unto ________________________________________________________________
________________________________________________________________________  Shares
represented by the within Certificate, and do hereby irrevocable constitute and appoint ________________________________________________________ Attorney to
transfer the said Shares on the books of the within named Corporation with full power and substitution in the premises.

Dated ___________________________ 19__

In the presence of            __________________________________________________

____________________________________________